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                                                                   Exhibit 23(b)
[RUBBERMAID CORPORATION LOGO]

                                                         Rubbermaid Incorporated
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                                                        1147 Akron Road
                                                        Wooster, OH 44691-6000
                                                        216/264-6464



                                                          August 14,1995

Rubbermaid Incorporated
1147 Akron Road
Wooster, OH 44691

Ladies and Gentlemen:

The undersigned General Counsel for Rubbermaid Incorporated, an Ohio corporation ("Rubbermaid"), hereby consents to the inclusion of an Opinion incorporated herein by reference, rendered in connection with the previously filed Registration Statements (Form S-8), Registration Nos. 33-57091, 33-57093 and 33-57097.

I hereby consent to the filing of this consent as Exhibit 23(b) to the Registration Statement and to the use of my name therein.

                                         Very truly yours,



                                         /s/ James A. Morgan
                                         James A. Morgan
                                         Senior Vice President,
                                         General Counsel and Secretary